As filed with the Securities and Exchange Commission on May 21, 2001
                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               -------------------

                      THE EMPIRE DISTRICT ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)

                                     Kansas
         (State or other jurisdiction of incorporation or organization)

                                   44-0236370
                      (I.R.S. Employer Identification No.)


                                602 Joplin Street
                             Joplin, Missouri 64801
                                 (417) 625-5100
               (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive
                                    offices)

                                Myron W. McKinney
                      President and Chief Executive Officer
                      The Empire District Electric Company
                                602 Joplin Street
                             Joplin, Missouri 64801
                                 (417) 625-5100

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                               Gary W. Wolf, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                               -------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                               -------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                              --------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                           Proposed            Proposed
                                                           maximum              maximum
Title of each class of              Amount to be        offering price    aggregate offering        Amount of
securities to be registered          registered          per unit(1)           price(1)         registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock(2) ($1.00 par            1,500,000            $19.115            $28,672,500           $7,168.13
    value)

================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low prices reported for the common stock of The Empire District Electric Company on May 14, 2001, which was $19.115 per share, as reported on the consolidated reporting system of the New York Stock Exchange.

(2)      Includes the attached Preference Stock Purchase Rights.

================================================================================

PROSPECTUS

                      THE EMPIRE DISTRICT ELECTRIC COMPANY
                         DIVIDEND REINVESTMENT AND STOCK
                                  PURCHASE PLAN

                        1,500,000 Shares of Common Stock

     With this prospectus, we are offering participation in our Dividend Reinvestment and Stock Purchase Plan to record holders of our common stock. We have appointed Mellon Bank, N.A. as the Administrator of the Plan. The Plan provides a simple, convenient and low-cost means of investing in our common stock.

Plan Highlights:

     o You may participate in the Plan if you currently are a registered owner of shares of our common stock.

     o You may purchase additional shares of our common stock by automatically reinvesting all or a portion of the cash dividends paid on your shares of common stock.

     o You may purchase additional shares of our common stock by making additional cash investments of up to $125,000 annually, with a minimum investment of $50.

     o You may deposit your common stock certificates, at no cost, with the Administrator for safekeeping.

Purchase Price:

     o For purchases of newly issued shares with reinvested dividends: 97% of the three day average trading price on the NYSE immediately preceding the dividend payment date.

     o For purchases of newly issued shares with additional cash investments and for purchases of shares from the open market: 100% of the average trading price on the NYSE or 100% of the weighted average price of all shares purchased for the Plan, as applicable, on the relevant investment date.

     We have the sole discretion to determine whether shares purchased under the Plan will come from the authorized but unissued shares of our common stock or from shares purchased on the open market by the Administrator. Please see "Commonly Asked Questions--What is the source and price of shares purchased under the Plan?" for more information.

     Our common stock is traded on the NYSE under the ticker symbol "EDE."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                   The date of this prospectus is May 21, 2001

                                Table of Contents


Plan Overview                                                                5
   Information About Empire..................................................5
   Plan Overview.............................................................5
Key Features of the Plan.....................................................6
Commonly Asked Questions
   How can I participate in the Plan?........................................7
   How do I get started?.....................................................7
   What is the source and price of shares purchased under the Plan?..........7
   How and when are dividends reinvested?....................................7
   How do I make additional investments?.....................................8
   When will shares be purchased with additional cash investments?...........8
   Will I receive certificates for shares purchased?.........................8
   What is safekeeping?......................................................8
   Can I get certificates if I want them?....................................9
   How can I transfer or give gifts of shares?...............................9
   How do I sell shares?.....................................................9
   What are the costs?.......................................................10
   What about taxes?.........................................................10
   How can I vote my shares?.................................................10
   What provisions are made for non-U.S. residents?..........................10
   How will I keep track of my investments?..................................10
   How would I terminate my participation?...................................11

   Can the Plan be modified, terminated or suspended?........................11
   What happens if there are stock splits, stock dividends or other distributions?..........................................................11
   Can I lose my eligibility to participate?.................................11
   What if I have questions about the Plan?..................................12
Miscellaneous
   Use of Proceeds...........................................................14
   Where You Can Find More Information.......................................14
   Forward-Looking Statements................................................15
   Experts...................................................................15

                                  Plan Overview

Information About Empire

     In this prospectus, unless the context otherwise requires, "we," "us," "our" and "Empire" refer to The Empire District Electric Company. Based in Joplin, Missouri, we are an operating public utility engaged in the generation, purchase, transmission, distribution and sale of electricity. We currently serve approximately 150,000 electric customers in parts of Missouri, Kansas, Oklahoma and Arkansas. We also provide monitored security, fiber optic service and decorative lighting as well as water service in three incorporated communities in Missouri. The territory served by our electric operations comprises an area of about 10,000 square miles and has a population of more than 330,000. Our executive offices are located at 602 Joplin Street, Joplin, Missouri 64801, telephone number (417) 625-5100.

Plan Overview

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") offers you a variety of convenient, low-cost services to make it easier for you to invest in the common stock of The Empire District Electric Company ("Empire"). The Plan has various features and you can choose the Plan features that meet your investment needs. The principal terms and conditions of the Plan are summarized in this prospectus. Empire has appointed Mellon Bank, N.A. (the "Administrator") to administer the Plan, and certain administrative support will be provided to the Administrator by Mellon Investor Services, a registered transfer agent. Together, the Administrator and its affiliates will purchase and hold shares of stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

     The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan offers a convenient and economical means to own shares. Unlike an individual stock brokerage account, the timing of purchasesand sales is subject to the provisions of the Plan, as discussed on pages 7 through 12.

     Only registered holders of Empire common stock can participate in the Plan. If you are a beneficial owner of shares in a brokerage account and wish to reinvest your dividends, you can request that your shares become registered or make arrangements with your broker or nominee to participate on your behalf. The Plan provides you with the opportunity to reinvest dividends and an alternative to traditional methods of purchasing, holding and selling Empire common stock.

     Read on for a more detailed description of the features of The Empire District Electric Company Dividend Reinvestment and Stock Purchase Plan. If you would like to participate in the Plan, you can enroll online via Investor ServiceDirectsm, or by completing the enclosed Enrollment Form and mailing it to the Administrator in the envelope provided. Please see question number 21 for information on how to access Investor ServiceDirectsm.

                            KEY FEATURES OF THE PLAN

o        WHO CAN PARTICIPATE                                 o        DIVIDEND REINVESTMENT
All registered owners of Empire common stock are eligible    You can reinvest all or a portion of your dividends in
to participate in the Plan.                                  additional shares of Empire common stock, or the
                                                             Administrator will remit any dividends to you either by
o        OPTIONAL CASH PURCHASES                             check or by automatic deposit to a bank account you
As a Plan participant, you can buy Empire common stock and   designate.
pay fees and commissions lower than those typically
charged by stockbrokers for small transactions.  You can     o        SHARE SAFEKEEPING
purchase up to $125,000 annually with a minimum purchase     You can deposit your Empire common stock certificates
requirement of $50 per investment.  You may pay by check     with the Administrator for safekeeping, at no cost to
or have your payment automatically deducted from your bank   you.  You can also request withdrawal of any or all of
account.                                                     your whole shares of Empire common stock at any time
                                                             and a certificate for those shares will be sent to you.
o        CONVENIENT SHARE SALES
You can sell Empire common stock and pay fees lower than     o GIFTS AND OTHER SHARE TRANSFERS
those typically charged by stockbrokers for small            You can make gifts or other transfers of Empire common
transactions.                                                stock you hold in your Plan
account.

o FULL INVESTMENT                                            o TRANSACTION REPORTING
Full investment of your funds (less fees) is possible        You will receive a notice after each transaction
because you will be credited with both whole shares and      showing the details and your share balance in your Plan
fractional shares. Dividends will be paid not only on        account.
whole shares but also proportionately on fractional shares.

                            COMMONLY ASKED QUESTIONS


1.   How can I participate in the Plan?

     If you own Empire common stock and the shares are registered in your name, you may participate immediately. If your shares are held for you in a brokerage account, you may participate by instructing your broker to transfer your shares of Empire common stock into your own name, or make arrangements with the broker to participate on your behalf.

2.   How do I get started?

     You can get started in the Plan by enrolling online through Investor ServiceDirectsm, or by completing the enclosed Enrollment Form along with the items required and mailing them to the Administrator in the envelope provided. Your participation will begin promptly after your authorization is received. Once you have enrolled, your participation continues automatically, as long as you wish. Please see question number 21 for information on how to access Investor ServiceDirectsm.

3.   What is the source and price of shares purchased under the Plan?

     Empire has the sole discretion to determine whether shares purchased under the Plan will come from the authorized but unissued shares of its common stock or from shares purchased on the open market by the Administrator.

     The price of authorized but unissued shares of common stock purchased with reinvested dividends will be 97% of the average of the high and low trading prices of the common stock on the New York Stock Exchange--Composite Transactions for the three trading days immediately preceding the dividend payment date. The price of authorized but unissued shares of common stock purchased with optional cash investments will be 100% of the average of the high and low trading prices of the common stock on the New York Stock Exchange--Composite Transactions for the respective investment date, less any applicable trading and service fees.

     The price of shares of common stock purchased on the open market, whether with reinvested dividends or additional cash investments, will be 100% of the weighted average of all shares purchased for the Plan for the respective investment date, less any applicable trading and services fees.

     Dividends are reinvested at no cost to you.

4.   How and when are dividends reinvested?

     You may choose to reinvest all or a portion of the dividends on shares of Empire common stock you own in additional shares of Empire common stock.

                            COMMONLY ASKED QUESTIONS


     You may change your election at any time by notifying the Administrator. To be effective with respect to a particular dividend, any such election or change must be received by the Administrator on or before the record date for that dividend.

     Of course, you may choose not to reinvest any of your dividends, in which case the Administrator will remit any dividends to you by check or electronic deposit.

     The Administrator will invest dividends in whole and fractional shares of Empire common stock on the quarterly dividend payable date. No interest will be paid on funds held by the Administrator pending investment.

5.   How do I make additional investments?

     If you already own Empire common stock and are enrolled in the Plan and want to make additional purchases, you may authorize an individual automatic deduction from your bank account through Investor ServiceDirectsm or you may send a check to the Administrator for each purchase. Submit your check with the contribution form on your Plan statement and mail it to the Administrator at the address specified on the statement. Or, if you wish to make regular monthly purchases, you may authorize automatic monthly deductions from your bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. Additional cash purchases are subject to a minimum purchase requirement of $50 per investment and a maximum of $125,000 annually.

6.   When will shares be purchased with additional cash investments?

     Upon receipt of the funds, the Administrator will invest additional cash investments, less applicable fees, in whole and fractional shares as promptly as practicable, at least once every five business days. No interest will be paid on funds held by the Administrator pending investment.

7.   Will I receive certificates for shares purchased?

     No, because the Plan provides for share safekeeping. For your convenience, shares purchased under the Plan will be maintained by the Administrator in your name in non-certificated (book entry) form. You may, however, request a stock certificate from the Administrator at any time, free of charge.

8.   What is safekeeping?

     Shares of Empire common stock that you buy under the Plan will be maintained in your Plan account in non-certificated form for safekeeping.

                            COMMONLY ASKED QUESTIONS

     If you own Empire common stock in certificated form, you may deposit your certificates for those shares with the Administrator, free of charge. Certificates forwarded to the Administrator by registered mail will be automatically covered by an Administrator blanket bond up to the first $100,000 of value. Safekeeping protects your shares against loss, theft or accidental destruction. Safekeeping also provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the Plan.

9.   Can I get certificates if I want them?

     Yes. If you should ever want a stock certificate for all or a portion of the whole shares of Empire common stock in your Plan account, the Administrator will send one to you, upon your request. The Administrator will mail a certificate to you within four business days of your request. Please allow an additional five to seven business days for the Post Office to deliver your certificate.

10.  How can I transfer or give gifts of shares?

     You may transfer or give gifts of Empire common stock held in your Plan account to anyone you choose by contacting the Administrator and requesting a Gift/Transfer Form. After the transfer or gift purchase is completed, upon your request, the Administrator will send you a non-negotiable gift announcement, which you can present to the recipient. A notice indicating the transfer of Empire common stock will also be forwarded to the recipient.

11.  How do I sell shares?

     You can sell you Plan shares at any time by contacting the Administrator. Your sale request will be processed and your shares will, subject to market conditions and other facts, generally be sold within 24 hours of receipt and processing of your request. Please note that the Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final. The Administrator will mail a check to you (less applicable sales fees) on settlement date, which is three business days after your shares have been sold. Please allow an additional five to seven business days from settlement date for the Post Office to deliver your check.

     Alternatively, you may choose to sell your shares through a stockbroker of your choice, in which case you would have to request a certificate for your shares from the Administrator prior to such sale. See question number 9 for instructions on how to obtain a certificate.

                            COMMONLY ASKED QUESTIONS

12.  What are the costs?

     There is no fee for enrolling in or reinvesting dividends through the Plan. Participation is voluntary and you may discontinue your participation at any time. However, there are fees associated with some of the Plan's services. Please refer to the Plan fee schedule for more information on transaction and trading fees.

13.  What about taxes?

     The Internal Revenue Service has ruled on a plan similar to Empire's Plan that the full fair market value of the shares on the date purchased with reinvested dividends is taxable as dividend income to you. This means that in addition to the reinvested dividends being taxable, the amount of any discount from the fair market value of the shares is also taxable as dividend income to you in the year the shares are purchased.

     The Administrator will send a Form 1099-DIV to you and the Internal Revenue Service after each year end reporting all dividend income you received during the year on your Empire common stock (consisting of all dividends and applicable additional income, and transaction or trading fees paid on your behalf by Empire). If you sell shares through the Plan, the Administrator will send a Form 1099-B to you and the Internal Revenue Service after year end, showing the total proceeds of the transactions. We recommend that you keep your transaction statements, which are helpful for record keeping and tax purposes.

14.  How can I vote my shares?

     You will receive proxy material for all of your shares, and your shares will be voted in accordance with your direction. If you wish, you may vote your shares in person at shareholder meetings.

15.  What provisions are made for non-U.S. residents?

     Cash investments from non-U.S. residents must be in United States currency and will be invested in the same manner as investments from other participants. Each participant is responsible for reviewing the applicable laws of his or her country of residence prior to investing in Empire common stock. All dividends will be subject to withholding under the terms of any applicable tax treaty provisions.

16.  How will I keep track of my investments?

      The Administrator will send a transaction notice or statement confirming the details of each transaction you make. If you continue to have shares held

                            COMMONLY ASKED QUESTIONS

in the Plan but have no transactions, the Administrator will send you a statement only upon your request.

17.  How would I terminate my participation?

         You may discontinue the reinvestment of your dividends at any time by giving notice to the Administrator. To be effective for a given dividend payment, the Administrator must receive notice before the record date of that dividend. The Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of any such shares. See question number 11.

18.  Can the Plan be modified, terminated or suspended?

     Empire reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. Empire and the Administrator also reserve the right to change any administrative procedures of the Plan.

19. What happens if there are stock splits, stock dividends or other distributions?

     In the event dividends are paid in Empire common stock, or if Empire common stock is distributed in connection with any stock split or similar transaction, your account will be adjusted to reflect the receipt of the common stock so paid or distributed.

20.  Can I lose my eligibility to participate?

     Empire reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, Empire will notify you in writing and will continue to safekeep your shares but will no longer accept additional investments or reinvest your dividends. The Administrator will sell your shares or issue a certificate to you upon your request.

                            COMMONLY ASKED QUESTIONS

21.  What if I have questions about the Plan?

     Any questions you have about purchasing or selling or any other services offered by the Plan, should be made directly to the Administrator, through the following:

                                    Internet

     You can obtain information about your Empire account online via Investor ServiceDirectsm. To gain access, you will require a password which you may establish when you visit the website. If you have forgotten your password, call 1-877-978-7778 to have it reset.

To access Investor ServiceDirectsm please visit the Mellon Investor Services website at:

                             www.melloninvestor.com

                                    Telephone

     Telephone Stockholder customer service, including sale of shares, toll-free within the United States and Canada:

         1-888-261-6784 (in the United States and Canada)

         1-800-231-5469 (for the hearing impaired) (TDD)

         1-201-329-8660 (outside of the United States and Canada)

     An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Standard Time, Monday through Friday (except holidays).

                                   In Writing

     You may also write to the Administrator at the following address:


                      Send correspondence and all requests
                      except Additional Investments to:


                      Mellon Investor Services
                      P.O. Box 3338
                      South Hackensack, NJ 07606-1938


     Be sure include your name, address, daytime phone number, social security or tax I.D. number and a reference to Empire on all correspondence.

     Note: The Empire District Electric Company Dividend Reinvestment and Stock Purchase Plan is designed for the long-term investor and does not afford the same flexibility as a stockbroker's account.

                            COMMONLY ASKED QUESTIONS

     Neither The Empire District Electric Company nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act.

     The payment of dividends is at the discretion of The Empire District Electric Company Board of Directors and will depend upon future earnings, the financial condition of Empire and other factors. The Board may change the amount and timing of dividends at any time without notice.

     Neither The Empire District Electric Company nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

     The Empire District Electric Company is listed on the New York Stock Exchange and trades under the ticker symbol "EDE".

                                  MISCELLANEOUS

Use of Proceeds

     If shares are purchased on the open market, we will not receive any proceeds. If purchases of common stock are made directly from us, we intend to use the net proceeds for working capital, for repayment of debt and for other general corporate purposes.

Where You Can Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     Reports, proxy statements and other information concerning Empire can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you be referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     o    Our Annual Report on Form 10-K for the year ended December 31, 2000.

     o    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2001.

     o    Our Current Reports on Form 8-K dated January 3, 2001 and February 1,
          2001.

     o The description of our common stock as set forth in our Registration Statement on Form S-3 (File No. 333-87015) under the heading "Description of Common Stock."

     o The description of our preference stock purchase rights as set forth in our Registration Statement on Form 8-A dated July 17, 2000.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                     Corporate Secretary
                     The Empire District Electric Company
                     602 Joplin Street
                     Joplin, Missouri  64801
                     Tel:  (417) 625-5100

                                  MISCELLANEOUS



     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Forward-Looking Statements

     Certain matters discussed in the documents incorporated by reference in this prospectus are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations and events or conditions concerning various matters such as capital expenditures, earnings, competition, litigation, rate and other regulatory matters, liquidity and capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements, by reason of factors such as:

     o    the cost and availability of purchased power and fuel;

     o electric utility restructuring, including ongoing state and federal activities;

     o    weather, business and economic conditions;

     o    legislation;

     o regulation, including rate relief and environmental regulation (such as NOx regulation);

     o    competition, including the impact of deregulation on off-system sales;
          and

     o    other circumstances affecting anticipated rates, revenues and costs.

Experts

     The Empire District Electric Company's financial statements incorporated in this prospectus by reference to Empire's Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                           ---------------------------

     No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                PLAN SERVICE FEES

                                                                                    No charge
---------------------------------------------------------------------------------------------
Reinvestment of quarterly dividend
---------------------------------------------------------------------------------------------
Purchase of shares with additional investments via check                               $5.00
---------------------------------------------------------------------------------------------
Automatic debit of bank account:
individual debit                                                                       $3.50
recurring debit                                                                        $2.00
---------------------------------------------------------------------------------------------
Transfer of shares                                                                 No charge
---------------------------------------------------------------------------------------------
Certificate safekeeping                                                            No charge
---------------------------------------------------------------------------------------------
Withdrawal or certificate issuance                                                 No charge
---------------------------------------------------------------------------------------------
Sale of shares (full and partial)                                                     $15.00
---------------------------------------------------------------------------------------------
Trading fee for market purchases and sales                                    $.12 per share
---------------------------------------------------------------------------------------------
Original or current year duplicate statement                                       No charge
---------------------------------------------------------------------------------------------
Bounced checks or rejected automatic debit of bank account             $35.00 per occurrence
---------------------------------------------------------------------------------------------


         -------------------------------------------------------------
                  The Empire District Electric Company Dividend
                      Reinvestment and Stock Purchase Plan
                             Effective May 21, 2001
         -------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement are as follows:

Securities and Exchange Commission Registration Fee (actual)..................                               $7,168.13
Services of Independent Accountants and Counsel Fees and Expenses.............                             30,000
Printing Expenses.............................................................                             30,000
Stock Exchange Listing Fees (actual)..........................................                             22,125
Administrative and Miscellaneous Expenses.....................................                              7,500
                                                                                                          -------
                  Total(1)....................................................                             $96,793.13

------------------------

1 All expenses, except Securities and Exchange Commission Registration Fee and Stock Exchange Listing Fee, are estimated for the life of the plan.

Item 15.  Indemnification of Officers and Directors.

     The Empire District Electric Company is organized under the laws of the State of Kansas. Our Articles of Incorporation and Bylaws contain provisions permitted by the Kansas General Corporation Code which, in general terms, provide that directors and officers will be indemnified by us for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of Empire, if they meet certain specified conditions, and provide for the advancement by us to our directors and officers of expenses incurred by them in defending suits arising out of their service as such.

     Our directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by us.

Item 16.  Exhibits.

     Reference is made to the Exhibit Index filed as a part of this registration statement.

Item 17.  Undertakings.

     Empire hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Empire pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Empire hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Empire District Electric Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Joplin, State of Missouri, on May 21, 2001.

                                 THE EMPIRE DISTRICT ELECTRIC COMPANY

                                 By:   /s/ Myron W. McKinney
                                       -----------------------------------------
                                       Name:  Myron W. McKinney
                                       Title:    President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ M.W. McKinney                                President, Chief Executive Officer and        May 21, 2001
------------------------------------------       Director (Principal Executive Officer)
M.W. McKinney

/s/ D.W. Gibson                                  Vice President-Finance (Principal Financial   May 21, 2001
------------------------------------------       Officer)
D.W. Gibson

/s/ D.L. Coit                                    Controller and Assistant Treasurer            May 21, 2001
------------------------------------------       (Principal Accounting Officer)
D.L. Coit

/s/ M.F. Chubb, Jr.*                             Director                                      May 21, 2001
------------------------------------------
M.F. Chubb, Jr.

/s/ R.D. Hammons*                                Director                                      May 21, 2001
------------------------------------------
R.D. Hammons

/s/ R.C. Hartley*                                Director                                      May 21, 2001
------------------------------------------
R.C. Hartley

/s/ J.R. Herschend*                              Director                                      May 21, 2001
------------------------------------------
J.R. Herschend

/s/ F.E. Jeffries*                               Director                                      May 21, 2001
------------------------------------------
F.E. Jeffries

/s/ R.L. Lamb*                                   Director                                      May 21, 2001
------------------------------------------
R.L. Lamb

/s/ J.S. Leon*                                   Director                                      May 21, 2001
------------------------------------------
J.S. Leon

/s/ R.E. Mayes*                                  Director                                      May 21, 2001
------------------------------------------
R.E. Mayes


/s/ M.M. Posner*                                 Director                                      May 21, 2001
------------------------------------------
M.M. Posner

*  By:  /s/ D.W. Gibson
        ----------------------------------
      (D.W. Gibson, as attorney in fact for
      each of the persons indicated)

                                  EXHIBIT INDEX

Exhibit
Number               Description of Exhibit

4(a) - Restated Articles of Incorporation of The Empire District Electric
     Company (Incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-54539 on Form S-3).

4(b) - Indenture of Mortgage and Deed of Trust dated as of September 1, 1944 and
     First Supplemental Indenture thereto among The Empire District Electric Company, The Bank of New York, and State Street Bank and Trust Company of Missouri, N.A. (Incorporated by reference to Exhibits B(1) and B(2) to Form 10, File No. 1-3368).

4(c) - Third and Sixth through Eighth Supplemental Indentures to Indenture of
     Mortgage and Deed of Trust (Incorporated by reference to Exhibit 2(c) to Form S-7, File No. 2-59924).

4(d) - Fourteenth Supplemental Indenture to Indenture of Mortgage and Deed of
     Trust (Incorporated by reference to Exhibit 4(f) to Form S-3, File No. 33-56635).

4(e) - Seventeenth Supplemental Indenture to Indenture of Mortgage and Deed of
     Trust (Incorporated by reference to Exhibit 4(j) to Form 10-K for the year ended December 31, 1990, File No. 1-3368).

4(f) - Eighteenth Supplemental Indenture to Indenture of Mortgage and Deed of
     Trust (Incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended June 30, 1992, File No. 1-3368).

4(g) - Twentieth Supplemental Indenture to Indenture of Mortgage and Deed of
     Trust (Incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-66748 on Form S-3, filed July 30, 1993).

4(h) - Twenty-First Supplemental Indenture to Indenture of Mortgage and Deed of
     Trust (Incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended September 30, 1993, File No. 1-3368).

4(i) - Twenty-Second Supplemental Indenture to Indenture of Mortgage and Deed of
     Trust (Incorporated by reference to Exhibit 4(k) to Form 10-K for the year ended December 31, 1993, File No. 1-3368).

4(j) - Twenty-Third Supplemental Indenture to Indenture of Mortgage and Deed of
     Trust (Incorporated by reference to Exhibit 4(l) to Form 10-K for the year ended December 31, 1993, File No. 1-3368).

4(k) - Twenty-Fourth Supplemental Indenture to Indenture of Mortgage and Deed of
     Trust (Incorporated by reference to Exhibit 4(m) to Form 10-K for the year ended December 31, 1993, File No. 1-3368).

4(l) - Twenty-Fifth Supplemental Indenture dated as of November 1, 1994 to
     Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4(p) to Form S-3, File No. 33-56635).

Exhibit
Number               Description of Exhibit

4(m) - Twenty-Sixth Supplemental Indenture dated as of April 1, 1995 to
     Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended March 31, 1995, File No. 1-3368).

4(n) - Twenty-Seventh Supplemental Indenture dated as of June 1, 1995 to
     Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended June 30, 1995, File No. 1-3368).

4(o) - Twenty-Eighth Supplemental Indenture dated as of December 1, 1996 to
     Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4 to Form 10-K for the year ended December 31, 1996, File No. 1-3368).

4(p) - Twenty-Ninth Supplemental Indenture dated as of April 1, 1998 to
     Indenture of Mortgage and Deed of Trust (Incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended March 31, 1998, File No. 1-3368).

4(q) - Indenture for Unsecured Debt Securities, dated as of September 10, 1999 between The Empire District Electric Company and Wells Fargo Bank Minnesota, National Association (Incorporated by reference to Exhibit 4(v) to Registration Statement No. 333-87015 on Form S-3).

4(r) - Securities Resolution No. 1, dated as of November 16, 1999 under the
     Indenture for Unsecured Debt Securities (Incorporated by reference to
     Exhibit 4(r) to Form 10-K for the year ended December 31, 2000, File No. 1-3368).

4(s) - Securities Resolution No. 2, dated as of February 22, 2001 under the
     Indenture for Unsecured Debt Securities (Incorporated by reference to
     Exhibit 4(s) to Form 10-K for the year ended December 31, 2000, File No. 1-3368).

4(t) - Rights Agreement dated as of April 27, 2000 between Empire and Mellon
     Investor Services LLC (Incorporated by reference to Exhibit 4 to Form 10-Q for the quarter ended March 31, 2000, File No. 1-3368).

5(a)* - Opinion of Anderson, Byrd, Richeson, Flaherty & Henrichs regarding the legality of the Common Stock to be issued under the Plan.

23(a)* - Consent of PricewaterhouseCoopers LLP.

23(b)* - Consent of Anderson, Byrd, Richeson, Flaherty & Henrichs (included in
     Exhibit 5(a) hereto).

24*  - Powers of Attorney.

-----------------------

*        Filed herewith.